Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
	Telephone:	(360) 828-0700

BBSI
ANNOUNCES SECOND QUARTER 2006 OPERATING RESULTS AND
FINANCIAL GUIDANCE FOR 3Q06

        VANCOUVER, WASHINGTON, July 26, 2006 — Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $4,188,000 for the second quarter ended June 30, 2006, an improvement of $1,283,000 or 44.2% over net income of $2,905,000 for the second quarter of 2005. Diluted earnings per share for the 2006 second quarter were $.36, as compared to diluted earnings per share of $.31 for the same quarter a year ago.

Net revenues for the second quarter ended June 30, 2006 totaled $64.7 million, an increase of approximately $5.1 million or 8.6% over the $59.6 million for the same quarter in 2005.

($ in thousands)	(Unaudited) Second Quarter Ended June 30,		(Unaudited) Six Months Ended June 30,
Results of Operations	2006	2005	2006	2005
Revenues:
Staffing services	$30,567	$35,637	$57,228	$64,179
Professional employer service fees	34,088	23,994	65,712	44,696

Total revenues	64,655	59,631	122,940	108,875

Cost of revenues:
Direct payroll costs	22,831	26,598	42,682	47,615
Payroll taxes and benefits	20,437	15,303	43,274	31,000
Workers' compensation	7,198	6,295	13,752	11,701

Total cost of revenues	50,466	48,196	99,708	90,316

Gross margin	14,189	11,435	23,232	18,559
Selling, general and administrative
expenses	7,882	6,251	15,102	11,721
Depreciation and amortization	329	217	630	453

Income from operations	5,978	4,967	7,500	6,385
Other income, net	670	(205)	1,302	(97)

Income before taxes	6,648	4,762	8,802	6,288
Provision for income taxes	2,460	1,857	3,257	2,452

Net income	$4,188	$2,905	$5,545	$3,836

Basic earnings per share	$.37	$.33	$.50	$.44

Weighted average basic shares
outstanding	11,203	8,717	11,140	8,681

Diluted earnings per share	$.36	$.31	$.48	$.41

Weighted average diluted shares
outstanding	11,683	9,398	11,672	9,375

Barrett Business Services, Inc.
News Release – Second Quarter 2006
July 26, 2006

        The Company reports its PEO revenues on a net basis because it is not the primary obligor for the services provided by the Company's PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

(in thousands)	(Unaudited) Second Quarter June 30,		(Unaudited) Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Staffing services	$30,567	$35,637	$57,228	$64,179
Professional employer services	226,845	147,945	435,519	276,496

Total revenues	257,412	183,582	492,747	340,675

Cost of revenues:
Direct payroll costs	214,247	148,927	410,212	276,324
Payroll taxes and benefits	20,437	15,303	43,274	31,000
Workers' compensation	8,539	7,917	16,029	14,792

Total cost of revenues	243,223	172,147	469,515	322,116

Gross margin	$14,189	$11,435	$23,232	$18,559

        Gross revenues of $257.4 million for the second quarter ended June 30, 2006 rose 40.2% over the similar period in 2005. For the six months ended June 30, 2006, gross revenues of $492.7 million increased 44.6% over the comparable period in 2005.

        A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the second quarters ended June 30, 2006 and 2005 (in thousands):

	(Unaudited) Three Months Ended June 30,
(in thousands)	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2006	2005	2006	2005	2006	2005
Revenues:
Staffing services	$30,567	$35,637	$—	$—	$30,567	$35,637
Professional
employer
services	226,845	147,945	(192,757)	(123,951)	34,088	23,994

Total revenues	$257,412	$183,582	$(192,757)	$(123,951)	$64,655	$59,631

Cost of revenues:	$243,223	$172,147	$(192,757)	$(123,951)	$50,466	$48,196

Barrett Business Services, Inc.
News Release – Second Quarter 2006
July 26, 2006

For the six months ended June 30, 2006 and 2005 (in thousands):

	(Unaudited) Six Months Ended June 30,
(in thousands)	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2006	2005	2006	2005	2006	2005
Revenues:
Staffing services	$57,228	$64,179	$—	$—	$57,228	$64,179
Professional
employer
services	435,519	276,496	(369,807)	(231,800)	65,712	44,696

Total revenues	$492,747	$340,675	$(369,807)	$(231,800)	$122,940	$108,875

Cost of revenues:	$469,515	$322,116	$(369,807)	$(231,800)	$99,708	$90,316

        William W. Sherertz, President and Chief Executive Officer, commented that: “The Company continues to effectively execute its business plan and we look forward to a strong second half of the year.”

        The following summarizes the unaudited consolidated balance sheets at June 30, 2006 and December 31, 2005.

Barrett Business Services, Inc.
News Release – Second Quarter 2006
July 26, 2006

($ in thousands)	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$57,604	$61,361
Marketable securities	3,545	3,548
Trade accounts receivable, net	33,023	26,328
Prepaid expenses and other	4,538	2,514
Deferred income taxes	6,171	5,864
Workers' compensation receivables for insured claims	242	242

Total current assets	105,123	99,857
Marketable securities	401	396
Goodwill, net	26,536	22,516
Intangibles, net	89	5
Property, equipment and software, net	13,633	13,071
Restricted marketable securities and workers'
compensation deposits	2,347	2,041
Deferred income taxes	141	341
Other assets	3,054	1,528
Workers' compensation receivables for insured claims	4,437	4,546

	$155,761	$144,301

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,811	$1,366
Accrued payroll, payroll taxes and related benefits	32,924	28,650
Other accrued liabilities	1,957	360
Workers' compensation claims liabilities	4,796	5,729
Workers' compensation claims liabilities for insured claims	242	242
Safety incentives liabilities	7,864	7,687
Current portion of long-term debt	—	348

Total current liabilities	49,594	44,382
Long-term debt, net of current portion	—	1,094
Customer deposits	794	663
Long-term workers' compensation claims liabilities	8,179	8,532
Long-term workers' compensation liabilities for insured claims	2,757	2,866
Deferred gain on sale and leaseback	854	914
Stockholders' equity	93,583	85,850

	$155,761	$144,301

Outlook for Third Quarter 2006

        The Company also disclosed today limited financial guidance with respect to its operating results for the third quarter ending September 30, 2006. The Company expects gross revenues for the third quarter of 2006 to range from $273 million to $278 million, an increase of approximately 30% over the third quarter of 2005, and anticipates diluted earnings per share for the third quarter of 2006 to range from $.47 to $.49 per share, as compared to $.40 per share for the same period a year ago. Management expectations for diluted earnings per share for the third quarter of 2006 equate to increases over the third quarter of 2005 of approximately 30% in

Barrett Business Services, Inc.
News Release – Second Quarter 2006
July 26, 2006

net income and approximately 20% in diluted earnings per share. The percentage increase is lower on a per share basis because the dilutive effect of the late July 2005 follow-on equity offering only applied to approximately two months of the 2005 third quarter. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the third quarter of 2006 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

        On July 27, 2006 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss second quarter 2006 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 3113032. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Thursday, July 27, 2006 at 12:00 p.m. PT and ending on August 3, 2006. To listen to the recording, dial (800) 642-1687 and enter conference identification code 3113032.

        BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

        Statements in this release about future events or performance, including earnings expectations for the third quarter of 2006, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company’s service areas, the effect of changes in the Company’s mix of services on gross margin, the Company’s ability to successfully integrate acquired businesses with its existing operations, future workers’ compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and the use of net proceeds of approximately $33 million and other effects of the Company’s 2005 follow-on equity offering, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2005 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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